                                                                   EXHIBIT 10.10

================================================================================





                   AGREEMENT AND PLAN OF BUSINESS ACQUISITION


                                     among


                       INTERLINK COMPUTER SCIENCES, INC.
                            a California corporation

                                 ("Interlink"),


                         NEW ERA SYSTEMS SERVICES LTD.
                         an Alberta, Canada corporation

                                  ("New Era")

                                      and

                        Certain Shareholders of New Era

                  (collectively, the "Principal Shareholders")


                             Date December 13, 1995







================================================================================

                               TABLE OF CONTENTS
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                                                                             PAGE
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SECTION 1 - DEFINITIONS......................................................  1

SECTION 2 - PLAN OF BUSINESS ACQUISITION.....................................  4

2.1   The Offer..............................................................  4
2.2   Contingent  Acquisition Activities......................................  4
2.3   Consideration for Outstanding Securities...............................  5

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF NEW ERA........................  6

3.1   Organization...........................................................  6
3.2   Capitalization.........................................................  6
3.3   Power, Authorization and Validity......................................  7
3.4   No Violation of Existing Agreements....................................  7
3.5   Subsidiaries...........................................................  7
3.6   Financial Statements...................................................  7
3.7   Tax Matters............................................................  8
3.8   Absence of Certain Changes or Events...................................  8
3.9   Title and Related Matters; Inventory...................................  9
3.10  Proprietary Rights..................................................... 10
3.11  Employee Benefit Plans................................................. 12
3.12  Bank Accounts.......................................................... 13
3.13  Contracts.............................................................. 13
3.14  Compliance with Law.................................................... 14
3.15  Labor Difficulties..................................................... 14
3.16  Trade Regulation....................................................... 15
3.17  Certain Transactions................................................... 15
3.18  Employees, Consultants and Independent Contractors..................... 15
3.19  Insurance.............................................................. 15
3.20  Litigation............................................................. 15
3.21  Corporate Minutes, Etc................................................. 16
3.22  Compliance with Environmental Requirements............................. 16
3.23  No Brokers............................................................. 16
3.24  Disclosure............................................................. 16
3.25  New Era Options........................................................ 17
3.26  Government Contracts................................................... 17

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
  SHAREHOLDERS............................................................... 17

4.1   Power, Authorization and Validity...................................... 17
4.2   Title to Securities.................................................... 17
4.3   Absence of Violations or Conflicts..................................... 18
4.4   Absence of Claims Against the Company.................................. 18
4.5   Litigation............................................................. 18
4.6   No Brokers............................................................. 18

                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)
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SECTION 5 - REPRESENTATIONS AND WARRANTIES OF INTERLINK...................... 18

5.1   Organization and Good Standing......................................... 18
5.2   Capitalization......................................................... 19
5.3   Power, Authorization and Validity...................................... 19
5.4   Financial Statements................................................... 19
5.5   Absence of Changes or Events........................................... 20
5.6   No Violation of Existing Agreements.................................... 20
5.7   Disclosure............................................................. 20
5.8   Financial Resources.................................................... 20

SECTION 6 - COVENANTS OF NEW ERA............................................. 20

6.1   Advice of Changes...................................................... 20
6.2   Conduct of Business.................................................... 20
6.3   Risk of Loss........................................................... 22
6.4   Access to Information.................................................. 22
6.5   Regulatory Approvals................................................... 22
6.6   Satisfaction of Conditions Precedent................................... 22
6.7   Other Negotiations..................................................... 22
6.8   Publicity.............................................................. 22
6.9   Employee Confidentiality and Proprietary Rights Agreements............. 23
6.10  New Era Key Employees.................................................. 23
6.11  Distribution of Certain Assets......................................... 23
6.12  Redemption of Class A Preferred........................................ 23
6.13  Purchase of Class B Preferred.......................................... 23

SECTION 7 - COVENANTS OF THE PRINCIPAL SHAREHOLDERS.......................... 23

7.1   Advice of Changes...................................................... 23
7.2   Regulatory Approvals................................................... 23
7.3   Satisfaction of Conditions Precedent................................... 23
7.4   Disposition of Securities; Solicitation; Voting; Etc................... 24
7.5   Other Negotiations..................................................... 24

SECTION 8 - COVENANTS OF INTERLINK........................................... 24

8.1   Advice of Changes...................................................... 24
8.2   Regulatory Approvals................................................... 24
8.3   Satisfaction of Conditions Precedent................................... 25
8.4   Board Representation................................................... 25

SECTION 9 - MUTUAL COVENANTS................................................. 25

9.1   Confidentiality........................................................ 25
9.2   Acquisition Entity..................................................... 25

                                     -ii-
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                               TABLE OF CONTENTS
                                  (continued)
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SECTION 10 - THE CLOSING..................................................... 25

10.1  Time and Place......................................................... 25
10.2  Delivery of Instruments................................................ 26
10.3  Manner of Closing and Payment to Tendering New Era Securityholders..... 26

SECTION 11 - CONDITIONS TO THE CLOSING....................................... 26

11.1  Conditions to Each Party's Obligations................................. 26
11.2  Conditions to Obligations of New Era and the Principal Shareholders.... 27
11.3  Conditions to Obligations of Interlink................................. 27

SECTION 12 - TERMINATION OF AGREEMENT........................................ 28

12.1  Termination by Interlink............................................... 28
12.2  Termination by New Era................................................. 28
12.3  Termination by Mutual Consent.......................................... 29
12.4  Termination by Expiration of Term...................................... 29
12.5  Effect of Termination.................................................. 29

SECTION 13 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION.............................................................. 29

13.1  Survival of Representations and Warranties and Covenants............... 29
13.2  Indemnification by New Era; Limitation of Liability.................... 29
13.3  Claims for Indemnification............................................. 30
13.4  Defense................................................................ 30
13.5  Manner of Indemnification.............................................. 30

SECTION 14 - MISCELLANEOUS................................................... 30

14.1  Governing Law.......................................................... 30
14.2  Assignment; Binding upon Successors and Assigns........................ 30
14.3  Severability........................................................... 30
14.4  Entire Agreement....................................................... 31
14.5  Counterparts........................................................... 31
14.6  Expenses............................................................... 31
14.7  Other Remedies......................................................... 31
14.8  Amendment and Waivers.................................................. 31
14.9  Waiver................................................................. 31
14.10 Attorneys' Fees........................................................ 31
14.11 Jurisdiction of Disputes............................................... 31
14.12 Notices................................................................ 32
14.13 Construction and Interpretation of Agreement........................... 32
14.14 No Joint Venture....................................................... 33
14.15 Further Assurances..................................................... 33
14.16 Absence of Third Party Beneficiary Rights.............................. 33


                               TABLE OF CONTENTS
                                  (continued)
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
Exhibits and Schedules

Exhibit A     -      Form of Warrant
Exhibit B     -      Form of Initial Payment Note
Exhibit C     -      Form of Deferred Payment Note

                       AGREEMENT AND PLAN OF ACQUISITION


     This AGREEMENT AND PLAN OF ACQUISITION is entered into on December 13, 1995, by INTERLINK COMPUTER SCIENCES, INC., a California corporation ("Interlink"), NEW ERA SYSTEMS SERVICES LTD., an Alberta, Canada corporation ("New Era"), and each of Ben Dulley and John Eddy (collectively, the "Principal Shareholders").


                                    Recitals
                                    --------

     A. The parties intend that, pursuant to the terms and subject to the conditions set forth below, Interlink shall make an offer to all holders of Class A Common Shares, Class B Preferred Shares, and Common Share Options of New Era with the intent of acquiring one hundred percent of the ownership of New Era.

     B. The parties intend that the acquisition will be treated by Interlink as a purchase for accounting purposes.

     NOW, THEREFORE, the parties hereby agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     The following terms when used herein have the meanings set forth below.

     "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

     "Alberta Law" means the Business Corporations Act (Alberta).

     "Closing" and "Closing Date" have the respective meanings set forth in
Section 10.1.

     "Confidentiality Agreement" means the Mutual Non-Disclosure Agreement dated December 1, 1995, between Interlink and New Era.

     "Deferred Payment Notes" has the meaning set forth in Section 2.3(b).

     "Depository" shall mean Montreal Trust Company of Canada.

     "Employee Benefit Plans" has the meaning set forth in Section 3.11.

     "Employment Agreements" means the Employment and Non-Competition Agreements to be entered into between Interlink, New Era, and certain senior managers of New Era prior to the Closing as more particularly described in Section 6.10.

     "Encumbrances" means, with respect to an item, claims, liabilities, liens, pledges, mortgages, restrictions, options, charges and encumbrances of any kind, whether accrued, absolute, contingent or otherwise, affecting that item.

     "Fees" means the amount payable to Concord Corporation or its affiliates for advisory services rendered in connection with the transactions contemplated hereby and fees payable to the Depository.

     "GAAP" means Canadian, as to New Era, or U.S., as to Interlink, generally accepted accounting principles, consistently applied.

     "Government Contract Party" means any independent or executive agency, division, subdivision, audit group, or procuring office of the provincial or federal government, including any prime contractor of the provincial or federal government and any higher level subcontractor of a prime contractor of the provincial or federal government, and including any employees or agents thereof, in each case acting in such capacity.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

     "Indemnified Party" and "Indemnifying Party" have the respective meanings set forth in Section 13.3.

     "Initial Payment Note" has the meaning set forth in Section 2.3(a).

     "Interlink Audited Financials" mean Interlink's consolidated balance sheet as of June 30, 1995, and its consolidated statements of income, changes in shareholder's equity and cash flows for the fiscal year then ended, audited and reported on by Coopers & Lybrand L.L.P., independent accountants.

     "Interlink Disclosure Schedule" has the meaning set forth in the introductory paragraph to Section 5.

     "Interlink Financial Statements" means the Interlink Audited Financials and the Interlink Unaudited Financials.

     "Interlink Unaudited Financials" means Interlink's unaudited balance sheet as of September 30, 1995, and its statements of income, changes in shareholders' equity and cash flows for the three-month period then ended.

     "New Era" shall mean New Era Systems Services Ltd. and, except where the context would imply otherwise, its consolidated Subsidiaries.

     "New Era Audited Financials" means New Era's consolidated balance sheet as of February 28, 1995, and its consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, audited and reported upon by Ernst & Young, independent chartered accountants.

     "New Era Common" means the Class A Common Shares of New Era outstanding as of the date of this Agreement.

     "New Era Components" has the meaning given to it in Section 3.10(g).

     "New Era Disclosure Schedule" has the meaning given to it in the introductory para to Section 3.

     "New Era Financial Statements" means the New Era Audited Financials and the New Era Unaudited Financials.

     "New Era Options" means options to acquire New Era Common Shares from New Era, outstanding as of the date of this Agreement.


     "New Era Preferred" means the Class B Preferred Shares of New Era outstanding as of the date of this Agreement.

     "New Era Products" has the meaning given to it in Section 3.10(a).

     "New Era Unaudited Financials" means New Era's unaudited balance sheet as of August 31, 1995, and its statements of income, changes in shareholders' equity and cash flows for the six-month period then ended.

     "Notice of Claim" and "Notice of Possible Claim" have the respective meanings set forth in Section 13.3.

     "Offer to Purchase" means the offer made by Interlink to all Shareholders and Optionholders pursuant to the Tender Offer Documents.

     "Optionees" or "Optionholders" means the holders of New Era Options.

     "Proprietary Rights" has the meaning set forth in Section 3.10(a).

     "Purchase Condition" has the meaning given to it in Section 2.1(b).

     "Securityholders" means the Shareholders and the Optionees.

     "Shareholders" means the holders of New Era Common.

     "Subsidiary" has the meaning set forth in Section 3.1(b).

     The term "tax" includes all federal, state, local and foreign income, property, employment, sales, use, license, payroll, occupation, franchise, occupation, recording, value added, transfer, excise, goods and services and other taxes, fees, levies or assessments of any nature whatsoever (whether payable directly or by withholding) and, with respect to such tax, any estimated tax, interest, penalties and additions and related charges of Governmental Entities.

     "Tender Offer Documents" means those documents by which Interlink offers to purchase all of the outstanding securities of New Era.

     "Third Party Licenses" and "Third Party Technology" have the respective meanings set forth in Section 3.10(b).

     "Transaction Documents" means this the Agreement, the Tender Offer Documents, the Employment and Non-Competition Agreements, and the Warrants.

     "Warrant" means the warrants in substantially the form attached hereto as Exhibit A.
- ---------

     Unless otherwise stated in this Agreement, references to dollars (or $) are to Canadian dollars.

                                  SECTION 2

                          PLAN OF BUSINESS ACQUISITION
                          ----------------------------

     2.1  The Offer.
                                       ---------

          (a) Provided that this Agreement shall not have been terminated pursuant to Section 12 and that the conditions set forth in Section 11 of this Agreement shall have occurred, Interlink shall, as soon as practicable after the date hereof commence an offer for all of the outstanding New Era Common and all of the outstanding New Era Options for the consideration set forth in Section 2.3.

          (b) The obligations of Interlink to accept for payment and pay for any of the New Era Common or New Era Options tendered shall be subject only to the Closing conditions set forth in Section 11 of this Agreement, including the condition that ninety-eight percent (98%) of the New Era Common outstanding on a fully diluted basis (including for purposes of such calculation all shares issuable upon exercise of outstanding New Era Options and any other rights or securities to purchase or acquire any capital stock of New Era), being validly tendered and not withdrawn prior to the expiration of the Offer (the "Purchase Condition"). The Offer shall remain open until December 28, 1995 (the "Expiration Date"), unless Interlink extends the Offer as permitted by this Agreement, in which case the "Expiration Date" means the latest time and date to which the Offer is extended.

          (c) Interlink reserves the right to waive any conditions to the Offer to increase the price per share payable in the Offer or to make any other changes in the terms and conditions of the Offer; provided, however, that no such change may be made which decreases the price per share, changes the form of consideration payable in the Offer, imposes conditions to the Offer in addition to those set forth in Section 11 of this Agreement or amends any other material term of the Offer in a manner materially adverse to those tendering their shares without New Era's prior written consent. If all conditions set forth in Section 11 of this Agreement are satisfied on the initial Expiration Date, other than the Purchase Condition, Interlink may extend (and re-extend) the Offer until the termination of this Agreement to provide time to satisfy such conditions, so long as all such other conditions remain satisfied.

          (d) The Offer shall be made by means of an Offer to Purchase containing the terms set forth in this Agreement and certain other terms applicable to the manner of delivery of the certificates representing the outstanding shares and the documents representing the New Era Options, and the manner of payment to be made upon receipt of the certificates and documents.

     2.2  Contingent Acquisition Activities.  Should the Purchase Condition
          ---------------------------------
not be met and should Interlink determine that sufficient shareholders and optionees have tendered for Interlink to waive the Purchase Condition pursuant to Section 2.1(c), then Interlink may, at such time after the Closing as it sees fit, undertake such actions as it believes are required to acquire ninety-eight percent (98%) of all outstanding new Era Common, all outstanding New Era Options, and any other rights or securities to purchase or acquire any capital stock of New Era. Such actions may include (a) accepting tenders of New Era Common, or New Era Options after the Closing Date, (b) compulsory acquisition of any remaining shares as permitted by Alberta Law if the Offer to Purchase has been accepted by the holders of not less than ninety percent (90%) of the New Era Common, or (c) an amalgamation, statutory arrangement or other transaction involving Interlink or an affiliate of Interlink pursuant to which a special meeting of the shareholders of New Era may be called, provided, however, that any such actions will only be undertaken on the same terms as are offered under
Section 2.1, New Era and the Principal Shareholders agree to undertake their reasonable commercial efforts to assist Interlink with any such procedure.

     2.3  Consideration for Outstanding Securities.  Shareholders and
          ----------------------------------------
Optionholders wishing to accept the Offer to Purchase will deposit their share certificates or option documents, respectively, together with a letter of transmittal and any other required documents to the Depository prior to the Expiration Date. At the Closing, Interlink will deliver to the Depositary for the benefit of the tendering Shareholders and Optionholders the Closing consideration as follows:

          (a)  The Initial Payment Note.   Interlink will issue a promissory
               ------------------------
note due January 4, 1996 in the form attached to this Agreement as Exhibit B (the "Initial Payment Note"). The Initial Payment Note will be a single note for the benefit of all tendering Shareholders and Optionholders which such holders shall own beneficially in the following proportions:

               (i)  New Era Common.  The tendering holders of New Era Common
                    --------------
shall be entitled to receive out of the Initial Payment Note an amount equal to the principal on the Initial Payment Note divided by the total number of shares of New Era Common and Class A Common Stock issuable upon exercise of New Era Options, and multiplied by the number of shares of New Era Common held by such holder.

               (ii) New Era Options.  The tendering holders of New Era Options
                    ---------------
shall be entitled to receive out of the Initial Payment Note an amount equal to:
(A) the principal on the Initial Payment Note divided by the total number of New Era Common and common stock issuable upon exercise of New Era Options, minus (B) $15.00, then multiplied by (C) the number of shares of common stock of New Era issuable upon exercise of such New Era Option.

          The Depository will be instructed to make payment to the tendering Shareholders and Optionholders on January 4, 1996 of the amounts due under the Initial Payment Note from amounts deposited by Interlink with the Depository at Closing, provided, however, that the Depository will be instructed to pay to New Era out of each Shareholder payment any amounts of principal and accrued interest on any obligations to New Era incurred for the purchase of such shares outstanding at Closing.

          The principal amount of the Initial Payment Note shall equal CDN $15,000,000, minus $384,000 to be paid at the Closing by Interlink to Concord Corporation as part of the Fees, minus an aggregate of $150,000 for the estimated fees of the Depository, Ernst & Young as accountants for New Era, and MacLeod Dixon as counsel to New Era, which will be paid when due by Interlink, minus the amount paid by New Era prior to the Closing in redemption of 50,000 shares of New Era Class A Preferred Stock outstanding as of the date of this Agreement (the remaining 20,000 shares of New Era Class A Preferred Stock are also to be redeemed prior to Closing in exchange for an outstanding note payable to New Era), minus the amount paid by New Era prior to the Closing in redemption of 30,000 shares of New Era Class B Preferred Stock outstanding of the date of this Agreement, and plus the aggregate exercise price of all New Era Options outstanding as of the Closing.

          (b)  The Deferred Payment Notes.  Interlink will issue promissory
               --------------------------
notes in the aggregate principal amount of CDN $9,000,000, with CDN $2,000,000 due on January 2, 1997, CDN$3,500,000 due on January 31, 1997, and the remaining CDN $3,500,000 due on January 31, 1998, in the form attached hereto as Exhibit C (the "Deferred Payment Notes"). A Deferred Payment Note will be issued at the Closing to (i) each tendering holder of New Era Common and New Era Options and
(ii) Concord Corporation in the amount of $360,000 as part of the Fees, and will be delivered to the Depository for distribution to such holders and Concord Corporation, respectively, on January 4, 1996. Each tendering holder of New Era Common and New Era Options shall be entitled to receive a Deferred Payment Note in principal amount equal to CDN $8,640,000 divided by the total number of shares of New Era Common and common issuable upon exercise of New Era Options, multiplied by the number of shares of New Era Common and/or common issuable upon exercise of New Era Options held by such Shareholder or Optionholder.

          (c)  Warrants.  Interlink will issue at the Closing a Warrant in the
               --------
form attached hereto as Exhibit A to each tendering holder of New Era Common or New Era Options exercisable under its terms for a number of shares of Interlink Common Stock equal to (1) 700,000 minus 28,000 shares underlying the Warrant granted to Concord Corporation at the Closing as part of the Fees, divided by
(2) the total number of shares of New Era Common and common issuable upon exercise of New Era Options, multiplied by (3) the number of shares of New Era Common and/or common issuable upon exercise of New Era Options held by such Shareholder or Optionholder.


                                   SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF NEW ERA
                   -----------------------------------------

          Except as set forth in the New Era Disclosure Schedule, a copy of which has been delivered to Interlink on or before the date of this Agreement (the "New Era Disclosure Schedule"), New Era represents and warrants to Interlink as set forth below. No fact or circumstance disclosed to Interlink shall constitute an exception to the following representations and warranties unless such fact or circumstance is set forth in the New Era Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by New Era and Interlink.

     3.1  Organization.
          ------------

          New Era is a corporation duly organized, subsisting and in good standing under the laws of the province of Alberta and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. New Era is duly qualified or licensed to do business and in is good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the lack of such qualification or licensing will not have a material adverse effect on New Era. True, correct and complete copies of New Era's Articles of Incorporation and By-Laws, in effect on the date hereof and as will be in effect immediately prior to the Closing, have been delivered to counsel for Interlink. The New Era Disclosure Schedule lists the locations of all offices and facilities of New Era in which New Era maintains any employees. The New Era Disclosure Schedule lists all states and provinces in which New Era is qualified or licensed to transact business.

     3.2  Capitalization.  The authorized capital stock of New Era consists
          --------------
of, and immediately prior to the Closing will consist of, (i) an unlimited number of shares of New Era Common Stock, 234,064 of which are issued and outstanding as of the date of this Agreement and will be issued and outstanding immediately prior to the Closing (subject only to the issuance of additional shares upon the exercise prior to the Closing of New Era Options granted prior to the date of this Agreement), and (ii) 100,000 shares of Class A Preferred Stock, and (iii) 100,000 shares of Class B Preferred Stock. 70,000 shares of Class A Preferred Stock and 30,000 shares of Class B Preferred Stock are issued and outstanding as of the date of this Agreement. The shares of Preferred Stock are not convertible under any circumstances into Class A Common Shares. All such issued and outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws. New Era has reserved for issuance 50,000 shares of New Era Common issuable upon exercise of outstanding New Era Options. Except for the foregoing, there are no outstanding rights, options, warrants, conversion rights or other agreements for the purchase or acquisition from New Era of any shares of its capital stock or securities convertible into or exchangeable for any shares of such capital stock. There are no preemptive rights to purchase or otherwise acquire any securities of New Era pursuant to any provision of law or the Articles of Incorporation or By-Laws of New Era, by any unanimous shareholder agreement or other agreement to which New Era is a party or, to New Era's knowledge, otherwise, and no existing voting or stock restriction agreements, proxies or similar agreements to which New Era is a party applicable to any outstanding securities of New Era.

     3.3  Power, Authorization and Validity.
          ---------------------------------

          (a) New Era has the corporate right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the consummation of the transactions contemplated by this Agreement have been duly and validly approved and authorized by the Board of Directors of New Era and all other necessary corporate action on the part of New Era has been taken.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to New Era in connection with the execution and delivery of, and the consummation by New Era of the transactions contemplated by this Agreement or to permit New Era to continue, without material change, the business activities of New Era as currently conducted and as proposed to be conducted.

          (c) This Agreement upon its execution and delivery by New Era will be duly executed and delivered by New Era and will constitute upon its execution and delivery, a valid and binding obligation of New Era, enforceable against New Era in accordance with its terms, subject to the rules of equity and rules relating to insolvency.

     3.4  No Violation of Existing Agreements.  The execution and delivery of
          -----------------------------------
this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, (i) any provision of the Articles of Incorporation or By-Laws of New Era, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which New Era is a party or by which New Era or any of its properties or assets is bound or affected, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Era or its properties or assets, other than such conflicts, violations, defaults or rights that individually or in the aggregate do not and will not have a material adverse effect on New Era. The consummation of the transactions contemplated by this Agreement will not require the consent of any third party or have a material adverse effect upon any such right, license, franchise, lease or agreement.

     3.5  Subsidiaries.  New Era (i) does not directly or indirectly control or
          ------------
own an equity interest in any corporation, partnership, limited liability company, joint venture, business trust or association, or other entity (a "Subsidiary"), and (ii) does not have any Affiliates.

     3.6  Financial Statements.
          --------------------

          (a) New Era has delivered to Interlink the New Era Financial Statements. The New Era Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of New Era as of their respective dates and the results of operations, equity transactions and changes in financial position of New Era for the periods indicated, except that the New Era Unaudited

Financials (i) are subject to normal year-end audit adjustments, which adjustments will not individually or in the aggregate be material, (ii) do not contain all footnotes required under GAAP, and (iii) all software product revenue is reported as gross revenue in the amount of the sale to the end user before any commission or royalty to the reseller or distributor.

          (b) New Era has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the New Era Unaudited Financials, except for those (i) that have been incurred after August 31, 1995, or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. The reserves, if any, reflected on the balance sheet included in the New Era Unaudited Financials are adequate in light of the contingencies with respect to which they are made. Each debt, liability, and obligation of any nature of New Era incurred after August 31, 1995, has been incurred in the ordinary course of New Era's business.

     3.7  Tax Matters.
          -----------

          New Era, on the date hereof or prior to the Closing,

          (a) has duly and in a timely manner filed all returns, elections, filings and reports required pursuant to the Income Tax Act, the Alberta Tax Act, the income tax legislation of any other province of Canada or any foreign jurisdictions having jurisdiction over the affairs of New Era, the Excise Tax Act (Canada) as it relates to the goods and services tax ("GST"), and any similar legislation of provinces of foreign jurisdictions having jurisdiction over the affairs of New Era for all prior periods in respect of which such filings have heretofore been required, and such filings are substantially true, complete and correct; the tax liability of New Era is as indicated by the above returns and filings, and New Era has made timely payment of, or has duly and properly accrued on the books thereof, the taxes (including interest and penalties thereon) shown in these returns and filings, with respect to periods ending prior to February 28, 1995 and any subsequent assessments, reassessments or determinations thereof;

          (b) has made adequate provision for taxes or other amounts payable pursuant to any legislation referred to in (i) above for the current period for which returns, reports, elections or other filings are not yet required to be filed, and New Era has paid all required installments of income, capital, property and business taxes payable on account of the current period;

          (c) is not aware of any contingent tax liabilities or any grounds that could prompt an assessment or reassessment and has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or is under consideration;

          (d) is not a party to any agreements or waives extending the statutory period of limitations applicable to any federal, provincial or other income tax return for any period;

          (e) has withheld, and will continue to withhold until the Closing Date, from each payment made to any of its officers, directors, former directors and employees and to all non-residents of Canada and other persons with respect to whom it is required by law to withhold any amounts, the amount of all taxes (including, without limitation, income tax) and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable legislation;

          (f) has not to the best of its knowledge without special investigation undergone an acquisition of control, for the purposes of the Income Tax Act or any relevant provincial statute, that would affect any taxation years of New Era ending immediately before the Closing Date, except as a result of transactions contemplated by this Agreement.

     3.8  Absence of Certain Changes or Events.  Since August 31, 1995, New Era
          ------------------------------------
has conducted its business in the ordinary and usual course and, without limiting the generality of the foregoing, has not:

          (a)  suffered any material adverse change;

          (b) suffered any damage, destruction or loss, whether or not covered by insurance, that had a material adverse effect on its properties or business;

          (c) granted any increase in the compensation payable or to become payable by New Era to its officers or employees, except those occurring in the ordinary course of business;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

          (e) issued any shares of, any warrants, rights or options for, or entered into any other commitment relating to, its capital stock;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of its business;

          (h) sold, assigned, transferred, or otherwise disposed of other than by license any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, process, know-how, formula or trade secret or interest therein or other intangible asset or licensed any of the foregoing, except under licenses referenced in the New Era Disclosure Schedule;

          (i)  suffered any labor dispute;

          (j) entered into any material commitment or obligation (including without limitation any borrowing or capital expenditure), except in the ordinary course of business and under licenses referenced in the New Era Disclosure Schedule;

          (k) incurred any liability (including, without limitation, any contingent liability with respect to the obligation of others), except in the ordinary course of its business and consistent with past practice and except for the borrowing of an additional $190,000 from the Western Economic
Diversification Fund, that would be required to be disclosed in financial statements prepared in accordance with GAAP;

          (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except liens of current taxes not yet due;

          (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates, officers, directors or shareholders or any Affiliate of any of the foregoing; or

          (n) agreed to take any action described in this Section or outside of the ordinary course of its business or that would constitute a breach of any of the representations or warranties of New Era contained in the Transaction Documents.

     3.9  Title and Related Matters; Inventory.
          ------------------------------------

          (a) New Era has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the balance sheet included in the New Era Unaudited Financials or acquired after the date of that balance sheet (except properties, interests in properties and assets sold or otherwise disposed of since the date of that balance sheet), free and clear of all Encumbrances, except the lien of current taxes not yet due and payable. All real and personal property leases to which New Era is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to the rules of equity and rules relating to insolvency. There is not under any of such leases any existing material default or event of default or event that, with notice or lapse of time or both, would constitute a material default by New Era or, to New Era's knowledge, by any other party to such leases. The New Era Disclosure Schedule contains a description of all real and personal property leased or owned by New Era, describing its interest in each property and, with respect to real property, a description of each parcel and a summary description of the buildings, structures and improvements thereon. A true, correct and complete copy of each New Era lease described in this Section has been delivered to counsel for Interlink.

          (b) Each item of inventory used or held for use in connection with the business of New Era as of the Closing Date, including, without limitation, raw materials, work in process and finished goods, (i) was acquired and has been maintained in the ordinary course of business, (ii) is of a quality, quantity and condition useable, saleable or licensable in the ordinary course of business, and (iii) is not subject to any write-down or write-off under any of New Era's accounting policies, all of which policies related to write-downs and write-offs are in accordance with GAAP. New Era is not under any liability or obligation, and no outstanding claim has been made or threatened, for the return of inventory in the possession of wholesalers, distributors, retailers or other customers, except for product returns in the ordinary course of business.

    3.10  Proprietary Rights.
          ------------------

          (a) New Era owns all right, title and interest in, to, under and with respect to, all intellectual property rights related to or used by New Era in connection with its business as of the Closing Date, including without limitation, (i) the patents, trademarks, service marks, copyrights and applications therefor and registrations thereof, mask works and mask work registrations, integrated circuit topographies and topography registrations, trade names and trade styles all of which are listed in the New Era Disclosure Schedule, (ii) all trade secrets (including without limitation know-how, processes, formulae, business and marketing plans), and confidential and other proprietary information owned by New Era, including, without limitation, all proprietary rights developed or discovered in connection with or contained in the products of New Era sold, offered, or under development as of the date of this Agreement (the "New Era Products"), subject only to the rights of third parties who may have independently developed similar proprietary rights, of which New Era has no knowledge, and (iii) all of the computer software and data, including, without limitation, all source and object codes, all developer notes and documentation, all manuals and other user materials, all publishing rights with respect thereto and rights to derivations and modifications thereof, and all intangible data contained in or stored on computer hardware related to or used by New Era in connection with its business as of the Closing Date (collectively, the "Proprietary Rights"), free and clear of all Encumbrances. The foregoing representation as it relates to Third Party Technology, as defined in Section 3.10(b) below, is limited to New Era's interest pursuant to the Third Party Licenses, as defined in Section 3.10(b) below, each of which is valid and enforceable, subject to the rules of equity and rules relating to insolvency, and in full force and effect and which grant New Era such rights to Third Party Technology, as defined in Section 3.10(b) below, as are employed in or necessary for the conduct of New Era's business as presently conducted. None of New Era's licenses of Proprietary Rights to third parties (i) assigns or otherwise transfers New Era's title to any portion of any of the Proprietary Rights, or (ii) licenses any portion of any of the Proprietary Rights on an exclusive basis.

          (b) The New Era Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the New Era Products, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and
(ii) all licenses and other agreements with third parties (the "Third Party Licenses") relating to any patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names or other proprietary rights that New Era is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by New Era (such proprietary rights being collectively referred to as the "Third Party Technology").

          (c) All of New Era's trademark or trade name registrations related to the New Era Products and all of New Era's copyrights in or related to any of the New Era Products are valid and in full force and effect, and the execution and delivery of, and the consummation of the transactions contemplated by, the Transaction Documents will not alter or impair any such rights.

          (d) New Era has taken the measures described in the New Era Disclosure Schedule to protect the Proprietary Rights and the confidential information of third parties. No claim has been asserted against New Era (and to New Era's knowledge there are no claims that are likely to be asserted against New Era or which have been or are likely to be asserted against others) by any person challenging New Era's use or distribution of any patent, trademark, trade name, copyright, trade secret, software, technology, know-how or process used by New Era (including without limitation the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including without limitation the Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence that could in any way interfere with the continued distribution of any of the New Era Products by New Era, Interlink or, to New Era's knowledge, the continued enhancement or exploitation by them of any of the New Era Products.

          (e) None of the New Era Products or the use of any of the Proprietary Rights by New Era in its business as conducted to the date hereof on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third party, including without limitation any patent, trade secret, copyright, trademark or trade name, subject only to possible infringement of patents issued after the date of this Agreement.

          (f) No third party has any right to manufacture, reproduce, distribute, market or exploit any of the New Era Products or any adaptations, translations, or derivative works based on the New Era Products or any portion thereof, except under licenses or agreements referenced in the New Era Disclosure Schedule. No third party has any right to manufacture, reproduce, distribute, market or exploit any work or material of which any of the New Era Products is a "derivative work", as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101, except for the rights of third parties to the Third Party Technology and except under the licenses or agreements referenced in the New Era Disclosure Schedule. New Era is not a party or subject to any agreement, obligation or commitment, written or oral, under which New Era is obligated to manufacture for or supply to any third party any of the New Era Products or components thereof, except under the licenses or agreements referenced in the New Era Disclosure Schedule.

          (g) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the New Era Products at any stage of their development (the "New Era Components") were written, developed and created solely and exclusively by employees of New Era without the assistance of any third party or were created by third parties who assigned ownership of their rights to New Era pursuant to valid and enforceable agreements previously provided to counsel for Interlink and listed on the New Era Disclosure Schedule. New Era has at all times treated the New Era Products and New Era Components as containing trade secrets, has at all times used reasonable commercial efforts to protect such trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain. New Era has at all times used reasonable commercial efforts to protect the confidentiality of all of its other confidential and proprietary information and that of third parties that is or has been in its possession.

          (h) To New Era's knowledge, no employee of New Era is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with New Era or, to New Era's knowledge, any other party, because of the nature of the business conducted by New Era to the date hereof.

          (i) Each person currently employed by New Era (including consultants and independent contractors, if any) that has or had access to confidential information of New Era has executed and delivered to New Era a confidentiality and non-disclosure agreement in the form previously provided to counsel for Interlink. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of New Era and such person, enforceable in accordance with their respective terms, subject to the rules of equity and rules relating to insolvency. To New Era's knowledge, neither the execution and delivery of any such agreement, nor the carrying on of New Era's business by any such person as an employee, consultant or independent contractor, as the case may be, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

          (j) No product liability or warranty claim has been asserted or threatened against New Era nor, to New Era's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

    3.11  Employee Benefit Plans.
          ----------------------

          (a) Except as set forth in the New Era Disclosure Schedule, New Era has no employment benefit plan, including without limitation, any plan for bonuses, time off with pay, deferred compensation, incentive, severance pay, pension, profit-sharing, retirement, stock purchase, stock option or any other employee benefit plan, employee fringe benefit plan, arrangement or practice with regard to present or former employees (all of which are referred to as "Employee Benefit Plans"), whether formal or informal.

          (b) Each Employee Benefit Plan is registered, if required, and has at all times since its inception been established, qualified, invested, funded and administered in all respects in accordance with (i) all laws, regulations, orders, administrative or judicial promulgations and regulatory policy applicable to the plan ("Applicable Law"), including, but not limited to, the Workers Compensation Act (Alberta) and the Unemployment Insurance Act (Canada), (ii) the terms of the plan as amended from time to time and all employee plan summaries, booklets and manuals, and (iii) all understandings, written or oral, between New Era and any participant or beneficiary of the plan;

          (c) All obligations (including, without limitation, those respecting the making or payment of contributions or premiums, as applicable) under the terms of the Plan and pursuant to Applicable Law have been satisfied in accordance with such terms and Applicable Law, and no taxes, penalties or fees are owing under the plan;

          (d) If an Employee Benefit Plan is required to be funded or insured under the terms of the plan or pursuant to Applicable Law, the plan is fully funded or insured, as applicable, on a going concern and solvency basis;

          (e) The aggregate amount paid by New Era during the fiscal year last ended pursuant to all Employee Benefit Plans, whether formal or informal, is disclosed in the New Era Disclosure Schedule.

          (f) New Era has no agreement, arrangement or commitment, whether formal or informal and whether legally binding or not, to create any additional plan or arrangement or to modify or amend any existing Employee Benefit Plan;

          (g) There are no actions, suits, investigations, examinations, claims or other proceedings by an party (other than routine claims for benefits) pending or, to the best of New Era's knowledge after appropriate investigations, threatened or reasonably expected to be asserted against any Employee Benefit Plan or the assets of any such Plan which would have a material adverse effect upon the business, business prospects, assets, operation or condition (financial or other) of New Era;

          (h) No event has occurred which could require termination, in whole or in part, or which could adversely affect the registration or tax status of any Employee Benefit Plan;

          (i) Neither New Era nor any agent of New Era has been in breach of any fiduciary obligation respecting an Employee Benefit Plan;

          (j) All withdrawals, applications and transfers of assets from any Employees Benefit Plan or any fund or assets related to the plan have been undertaken and completed in accordance with plan terms and Applicable Law;

          (k) The employee data respecting each Employee Benefit Plan is true and correct and sufficient for the proper administration of the plan; and

          (l) No employee Benefit Plan that is not a pension or retirement plan provides benefits to retirees.

    3.12  Bank Accounts.  The New Era Disclosure Schedule sets forth the names
          -------------
and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which New Era maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

    3.13  Contracts.
          ---------

          (a) New Era is not a party or subject to any agreement, obligation or commitment, written or oral:

               (i) that is currently expected to result in any loss (before allocation of overhead and administrative costs) upon completion or performance thereof;

               (ii) that restricts New Era from carrying on anywhere in the world its business or any portion thereof as currently conducted or as proposed to be conducted;

               (iii) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

               (iv) for the sale or lease of any real property;

               (v) that calls for any fixed or contingent payment or expenditure or any related series of fixed and/or contingent payments or expenditures by or to New Era totaling more than CDN$25,000 in any calendar year;

               (vi) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than 30 days' notice and without liability, penalty or premium;

               (vii) to provide funds or to make any investment in any other person or entity (in the form of a loan, a capital contribution, or otherwise); or

               (viii) with any distributor, original equipment manufacturer, value added remarketer or for the distribution of any of the New Era Products.

          (b) Each contract, agreement and instrument to which New Era is a party is valid, binding, in full force and effect, and enforceable by New Era in accordance with its terms, subject to the rules of equity and rules relating to insolvency. No such contract, agreement or instrument contains any material liquidated damages, penalty or similar provision. To New Era's knowledge, no party to any such instrument intends to cancel, withdraw, modify or amend such instrument.

          (c) The New Era Disclosure Schedule lists each vendor that (i) manufactures for or supplies to New Era any material product or component of any New Era Product and to which New Era paid more than CDN$25,000 in any calendar year or more than CDN$25,000 during 1995 to date, or (ii) is the sole source for any product or component of any New Era Product.

          (d) New Era is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by New Era under, or breach or violation by New Era of, any contract, commitment or restriction to which New Era is a party or by which it or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on New Era. To New Era's knowledge, no other party is in default under or in breach or violation of, nor, to New Era's knowledge, is there any valid basis for any claim of default by any other party under, or any breach or violation by, any other party of, any material contract, commitment, or restriction to which New Era is a party or by which any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, individually or in the aggregate, have a material adverse effect on New Era.

     3.14 Compliance with Law.  New Era possesses all regulatory consents,
          -------------------
authorizations, approvals, licenses and permits required by federal, provincial, state and local regulatory agencies in connection with the conduct of all aspects of its business as presently conducted, except where the lack thereof would not, individually or in the aggregate, have a material adverse effect on New Era. The operations of New Era are currently being conducted in compliance with all such consents, authorizations, approvals, licenses and permits and with all applicable laws, regulations and other requirements of each Governmental Entity having jurisdiction over New Era, except where noncompliance would not, individually or in the aggregate, have a material adverse effect on New Era. New Era has not received any (i) notification of any asserted present or past failure by New Era to comply with such laws, rules or regulations, or (ii) written complaint, inquiry or request for information from any Governmental Entity relating thereto.

     3.15 Labor Difficulties.  New Era is not engaged in any unfair labor
          ------------------
practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, except where noncompliance would not, individually or in the aggregate, have a material adverse effect on New Era. There is no unfair labor practice complaint against New Era actually pending or threatened before any labor grievance agency or similar governmental organization. There is no strike, labor dispute, slowdown, or stoppage actually pending or threatened against New Era. No union representation question exists respecting the employees of New Era and, to New Era's knowledge, New Era is not now and has never been subject to any union organizing activities. New Era is not and has never been subject to any collective bargaining or union agreement, obligation or commitment, written or oral, with respect to any of its employees and is not subject to any other agreement, obligation or commitment, written or oral, with any trade or labor union, employees' association or similar organization. New Era has not experienced any work stoppage or other labor difficulty. To New Era's knowledge, (i) the consummation of the transactions contemplated by the Transaction Documents will not have a material adverse effect on its relations with the New Era key employees, and (ii) none of the New Era key employees intends to leave its employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

     3.16 Trade Regulation.  New Era has not refused to ship New Era Products
          ----------------
to any dealer, distributor, original equipment manufacturer, third party marketing entity or customer for any reason that would constitute a violation of any applicable antitrust law. All of the prices charged by New Era in connection with the marketing or sale of any products or services complied with all applicable antitrust laws and regulations. No claim has been asserted or threatened against New Era with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to New Era's knowledge no specific situation, set of facts, or occurrence provides any basis for any such claim.

     3.17 Certain Transactions.
          --------------------

          (a) No Affiliate of New Era has any interest in (i) any material equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the Proprietary Rights, used in connection with or pertaining to the business of New Era, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the New Era Products, (iii) any entity that competes with New Era, or with which New Era is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which New Era is a party; provided, however, that no Affiliate of New Era or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 5% of the outstanding stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on The Nasdaq Stock Market.

          (b) Except as contemplated by the Transaction Documents, New Era is not a party to any (i) agreement with any officer or other employee of New Era
(x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving New Era in the nature of any of the transactions contemplated by the Transaction Documents, (y) providing any term of employment or compensation guaranty, other than by operation of rules of law, or (z) providing severance benefits or other benefits after the termination of employment of such officer or other employee regardless of the reason for such termination of employment, other than by operation of rules of law, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by the Transaction Documents.

     3.18 Employees, Consultants and Independent Contractors.  New Era has
          --------------------------------------------------
disclosed to Interlink all agreements with individual employees, consultants, and independent contractors to which New Era is a party. A true, correct and complete copy of each such written agreement and a true, correct and complete description of each such oral agreement have been delivered to counsel for Interlink. New Era has disclosed to Interlink the names of all New Era employees, their salaries or wages, other compensation and dates of employment and positions. New Era is required to pay accrued vacation and severance pay as obligated by applicable law.

     3.19 Insurance.  The New Era Disclosure Schedule contains a list of the
          ---------
insurance policies and other forms of insurance held by New Era. New Erahas not done anything, either by way of action or inaction, that would invalidate such policies in whole or in part.

     3.20 Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against New Era or affecting any of its properties, assets or operations before any court or administrative agency with respect to which New Era has been served, and, to New Era's knowledge, no such action, proceeding, claim or investigation has been threatened or is pending but with respect to which New Era has not been served. There is no substantial basis for any shareholder or former shareholder of New Era, or any other person, firm, corporation or entity, to assert a claim against New Era, Interlink based upon
(i) ownership or rights to ownership of any shares of New Era Common or New Era Class A or Class B Preferred Shares, (ii) any rights as a New Era shareholder, including any option or preemptive rights or rights to notice or to vote, or
(iii) any rights under any agreement between New Era and any of its shareholders or former shareholders, or option holders or former option holders in their capacity as such. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against New Era or, to New Era's knowledge, affecting any of its properties, assets or operations.

     3.21 Corporate Minutes, Etc.  New Era has delivered to counsel for
          ----------------------
Interlink true, correct and complete copies of (i) its minute books containing complete records of all proceedings, consents, actions, and meetings of its shareholders, Board of Directors and any committees thereof, (ii) all permits, orders, and consents issued by any Governmental Entity with respect to New Era, or any securities of New Era, and all applications for such permits, orders, and consents, and (iii) the Share certificate and transfer books and the share register of New Era setting forth all issuances and transfers of any capital stock of New Era. The corporate minute books, stock certificate books, share registers and other corporate records of New

Era and the copies thereof provided to counsel for Interlink are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction, except for such noncompliance as will not, individually or in the aggregate, have a material adverse effect on New Era.

     3.22 Compliance with Environmental Requirements.
          ------------------------------------------

          (a) New Era has not transported, stored, used, manufactured, released or exposed its employees or any other person to any substance that is regulated or prohibited by any local, provincial, state or federal government authority or which has been designated by any such authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment ("Hazardous Materials") in violation of any applicable local, provincial, state or federal statute, rule, regulation, order or law. New Era has no obligation to investigate, remediate or take other action with respect to any Hazardous Material that is present on any New Era facility or other property other than those for which adequate reserves have been established on the New Era Unaudited Financials.

          (b) No action, claim or proceeding which could have a material adverse effect on New Era is pending or, to the best of New Era's knowledge, threatened concerning any New Era facility or New Era's transportation, storage, use, manufacture, release or exposure of any employee or any other person to a Hazardous Material, and New Era is not aware of any fact or circumstance that could impose any material environmental liability upon New Era other than liabilities for which an adequate reserve has been established on the New Era Unaudited Financials.

     3.23 No Brokers.  New Era is not obligated for the payment of fees or
          ----------
expenses of any broker or finder in connection with the origination, negotiation or execution of any of the Transaction Documents or in connection with any transaction contemplated thereby.

     3.24 Disclosure.  No statement by New Era contained in any Transaction
          ----------
Document to which New Era is a party or any certificate furnished or to be furnished pursuant thereto or in connection with the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. New Era has delivered to counsel for Interlink a true, complete and correct copy of each document referred to in the New Era Disclosure Schedule or this Section 3.

     3.25 New Era Options.  The New Era Disclosure Schedule contains a list of
          ---------------
all Optionees. All New Era Options that will be outstanding immediately prior to the Closing have been issued pursuant to the forms of option agreement previously provided to counsel for Interlink.

     3.26 Government Contracts.  To New Era's knowledge, all representations,
          --------------------
certifications and disclosures made by New Era to any Government Contract Party were in all respects current, complete and accurate at the time they were made, and to New Era's knowledge there are no acts, omissions or non-compliance with regard to any applicable public contracting statute, regulation, or contract requirement (whether express or incorporated by reference) relating to any of New Era's contracts with any Government Contract Party that have led to or could lead to, either before or after the Closing Date, (i) any claim or dispute involving New Era and any Government Contract Party, or (ii) any suspension, debarment or contract termination, or proceeding related thereto which is reasonably expected to have a material adverse effect on New Era. To New Era's knowledge there are no acts or omissions relating to the licensing or selling to any Government Contract Party or of any marking of any of New Era technical data and computer software that have led to or could lead to, either before or after the Closing Date, any material cloud on any of New Era's rights in and to its technical data and computer software. All of New Era's technical data and computer software was developed exclusively at private expense.

                                   SECTION 4

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS
          ------------------------------------------------------------

     Each of the Principal Shareholders, severally and not jointly, represents and warrants to Interlink that:

     4.1  Power, Authorization and Validity.
          ---------------------------------

          (a) Such Principal Shareholder has the full right, power, legal capacity and authority to enter into and perform his obligations under each of the Transaction Documents to which such Principal Shareholder is or will be a party.

          (b) Except as set forth in the New Era Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other consent, approval or authorization from any other third party, on the part of such Principal Shareholder is required in connection with his execution or delivery of the Transaction Documents to which such Principal Shareholder is or will be a party or the consummation by such Principal Shareholder of the transactions contemplated by, other compliance with, or performance under, such Transaction Documents.

          (c) Each of the Transaction Documents to which such Principal Shareholder is or will be a party constitutes, or will constitute upon its execution and delivery by such Principal Shareholder, a valid and binding obligation of such Principal Shareholder enforceable in accordance with its terms, subject to the rules of equity and rules relating to insolvency.

     4.2  Title to Securities.  Such Principal Shareholder owns of record and
          -------------------
beneficially, and immediately prior to the Closing will own of record and beneficially, the number of shares of New Era stock set forth opposite such Principal Shareholder's name on New Era's share register. Such Principal Shareholder owns, and will own immediately prior to the Closing, all right, title and interest in and to such shares, free and clear of all Encumbrances, proxies, rights of refusal and similar rights and other transfer restrictions of any nature whatsoever (including any arising from any existing or threatened litigation) other than restrictions on transfer arising out of applicable securities laws.

     4.3  Absence of Violations or Conflicts.  The execution and delivery by
          ----------------------------------
such Principal Shareholder of the Transaction Documents to which such Principal Shareholder is or will be a party and the consummation by such Principal Shareholder of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passing of time or giving of notice or both: constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any lien upon any properties or assets of New Era, under (x) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which such Principal Shareholder is a party or to which such Principal Shareholder or such Principal Shareholder's properties or assets are subject, bound or affected, (y) any judgment, decree or order of any Governmental Entity to or by which such Principal Shareholder or such Principal Shareholder's properties or assets are subject, bound or affected, or (z) any applicable law; or create, or cause the acceleration of the maturity of, any debt, obligation or liability of such Principal Shareholder that would result in any lien or other claim upon the properties or assets of New Era.

     4.4  Absence of Claims Against the Company.  Such Principal Shareholder has
          -------------------------------------
no claim against New Era, except for accrued compensation and benefits and the reimbursement of expenses incurred in the ordinary course of business. Such Principal Shareholder has no right, claim or interest in or to any stock or equity ownership interest in New Era other than those shown on New Era's record of Shareholders and Optionholders delivered to Interlink, and such Principal Shareholder has no right, claim or interest in or to the Proprietary Rights.

     4.5  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending with respect to which such Principal Shareholder has been served or, to such Principal Shareholder's knowledge threatened against such Principal Shareholder or pending but with respect to which such Principal Shareholder has not been served, relating to such Principal Shareholder's ownership of New Era Common Shares or New Era Options.

     4.6  No Brokers.  Such Principal Shareholder is not obligated for the
          ----------
payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of any of the Transaction Documents or in connection with any transaction contemplated thereby.


                                   SECTION 5

                  REPRESENTATIONS AND WARRANTIES OF INTERLINK
                  -------------------------------------------

     Except as set forth in the Interlink Disclosure Schedule, if any, a copy of which has been delivered to New Era on or before the date of this Agreement (the "Interlink Disclosure Schedule"), Interlink represents and warrants to New Era as set forth below. No fact or circumstance disclosed to New Era shall constitute an exception to the following representations and warranties unless such fact or circumstance is set forth in the Interlink Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by New Era and Interlink.

     5.1  Organization and Good Standing.  Interlink is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to carry on its business as now conducted. Interlink is qualified as a foreign corporation in any jurisdiction in which a failure to so qualify would have a material adverse effect on Interlink and its subsidiaries, taken as a whole.

     5.2  Capitalization.  The authorized capital stock of Interlink consists
          --------------
of, and immediately prior to the Closing will consist of, (i) 15,000,000 shares of Interlink Common Stock, 4,899,543 of which are issued and outstanding as of the date of this Agreement and will be issued and outstanding immediately prior to the Closing (subject only to the issuance of additional shares upon the exercise prior to the Closing of New Era Options granted prior to the date of this Agreement), and (ii) 2,625,000 shares of Interlink Series 1 Preferred Stock, 2,459,424 of which are issued and outstanding as of the date of this Agreement and will be issued and outstanding immediately prior to the Closing. All such issued and outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws. Interlink has options to purchase 2,035,054 shares of Common Stock and warrants to purchase an additional 313,334 shares of common stock outstanding as of the date of this Agreement, and has reserved for issuance shares of Interlink Common Stock upon exercise of such outstanding options and warrants. Except for the foregoing, there are no outstanding rights, options, warrants, conversion rights or other agreements for the purchase or acquisition from Interlink of any shares of its capital stock or securities convertible into or exchangeable for any shares of such capital stock. There are no preemptive rights to purchase or otherwise acquire any securities of Interlink pursuant to any provision of law or the Articles of Incorporation or By-Laws of Interlink, by any agreement to which Interlink is a party or, to Interlink's knowledge, otherwise, and no existing voting or stock restriction agreements, proxies or similar agreements to which Interlink is a party applicable to any outstanding securities of Interlink.

     5.3  Power, Authorization and Validity.
          ---------------------------------

          (a) Interlink has the corporate right, power, legal capacity and authority to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents to which it is or will be a party and to perform its obligations under each of them. The transactions contemplated hereby have been duly and validly approved and authorized by Interlink. The execution and delivery of, and the consummation of the transactions contemplated by, each of the Transaction Documents to which Interlink is or will be a party has been duly and validly approved and authorized by Interlink's Board of Directors and all other necessary corporate action.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Interlink in connection with the execution and delivery of, and the consummation by them of the transactions contemplated by, any of the Transaction Documents to which either of them is or will be a party.

          (c) Each of the Transaction Documents to which Interlink is or will be a party has been, or upon its execution and delivery by Interlink will have been, duly executed and delivered by it and constitutes or will constitute upon its execution and delivery, a valid and binding obligation of Interlink, enforceable in accordance with its terms, subject to the rules of equity and rules relating to insolvency.

     5.4  Financial Statements.
          --------------------

          (a) Interlink has delivered to New Era the Interlink Financial Statements. The Interlink Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of Interlink as of their respective dates and the results of operations, equity transactions and changes in financial position of Interlink for the periods indicated, except that the Interlink Unaudited Financials (i) are subject to normal year-end audit adjustments, which adjustments will not individually or in the aggregate be material, and (ii) do not contain all footnotes required under GAAP.

          (b) Interlink has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Interlink Unaudited Financials, except for those (i) that have been incurred after September 30, 1995, or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. The reserves, if any, reflected on the balance sheet included in the Interlink Unaudited Financials are adequate in light of the contingencies with respect to which they are made. Each debt, liability, and obligation of any nature of Interlink incurred after September 30, 1995, has been incurred in the ordinary course of Interlink's business.

     5.5  Absence of Changes or Events. Since September 30, 1995, Interlink has
          ----------------------------
conducted its business in the ordinary and usual course, its business has not suffered any material adverse change, and no action or circumstances has been taken or occurred which if taken or occurring prior to September 30,

1995 would have been required under GAAP to be disclosed or included in the Interlink Financial Statements.

     5.6  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a material breach or violation of, any provision of the Articles of Incorporation or Bylaws of Interlink, as currently in effect, any material instrument or contract to which Interlink is a party or by which any such party is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to any such person. Neither the execution and delivery of this Agreement, nor any agreement attached hereto as an exhibit, nor the consummation of the transactions contemplated hereby or thereby will directly have a material adverse effect on Interlink.

     5.7  Disclosure.  No statement by Interlink contained in any Transaction
          ----------
Document to which Interlink is a party or any certificate furnished or to be furnished pursuant thereto or in connection with the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Interlink has delivered to counsel for New Era a true, complete and correct copy of each document referred to in the Interlink Disclosure Schedule or this Section 5.

     5.8  Financial Resources.  Interlink has obtained a written commitment from
          -------------------
Imperial Bank to provide Interlink with a credit facility that, together with Interlink's other financial resources, will enable Interlink to pay, at Closing, the amount of the Initial Payment Note. In addition, based upon Interlink's financial projec tions, which have been prepared in good faith by Interlink, Interlink will be able to satisfy the amounts which will become due under the Deferred Payment Notes.


                                   SECTION 6

                              COVENANTS OF NEW ERA
                              --------------------

     New Era covenants to and agrees with Interlink as follows:

     6.1  Advice of Changes.  New Era will promptly notify Interlink in writing
          -----------------
of (i) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of New Era contained in the Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect, and (ii) any material adverse change in New Era.

     6.2  Conduct of Business.  During the period on and from the date of this
          -------------------
Agreement to the Closing, New Era will use reasonable commercial efforts to maintain and preserve intact (i) the business organization, rights and privileges pertinent to its business, (ii) New Era's credit arrangements with banks, other financial institutions and its creditors, and (iii) New Era's relationships with its directors, officers New Era key employees, consultants, independent contractors, licensors, suppliers, distributors and other customers and all others with whom it deals, all in accordance with its ordinary and usual course of business. During the period on and from the date of this Agreement to the Closing, New Era will not without the prior written consent of Interlink:

          (a) borrow funds in excess of CDN$50,000 singly or CDN$150,000 in the aggregate, or with a term in excess of 120 days;

          (b) incur any other liability other than in the ordinary course of its business or in connection with the performance or consummation of this Agreement;

          (c) encumber or permit to be encumbered any of its assets, except in the ordinary course of its business;

          (d) fail to maintain the current status on its accounts receivable (subject to Section 6.2(e) below), long-term debt, or insurance;

          (e) dispose of any of its other properties or assets, except as described in Section 6.11;

          (f) enter into any lease or contract for the purchase of any property, real or personal, except in the ordinary course of its business;

          (g) fail to maintain its equipment and other assets and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (h) pay any bonus, increased salary, or special remuneration to any director, officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis);

          (i)  change accounting methods;

          (j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock, other than the redemption of 20,000 Class A Preferred Shares in exchange for an outstanding note payable to New Era in the principal amount of CDN$165,000, and the redemption of the remaining 50,000 Class A Preferred Shares for an aggregate cash redemption price of CDN$577,500;

          (k) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of its business;

          (l) loan any money to any person or entity, or enter into any obligation as a guarantor or surety for any obligation;

          (m) waive or release any right or claim, except in the ordinary course of business;

          (n) issue or sell any shares of its capital stock of any class or any other of its securities, except upon exercise of New Era Options, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock;

          (o) split or combine the outstanding shares of any class or series of its capital stock or enter into any recapitalization affecting the number of outstanding shares of any class or series of its capital stock or affecting any other of its securities;

          (p)  merge, consolidate or reorganize with any entity;

          (q)  amend its Articles of Incorporation or By-Laws; or

          (r) agree to do any of the things described in the preceding clauses of this Section 6.2.

     6.3  Risk of Loss.  Until the Closing, all risk of loss, damage or
          ------------
destruction to New Era's properties or assets shall be borne by New Era.

     6.4  Access to Information.  Until the Closing, New Era will allow
          ---------------------
Interlink and its agents free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, Proprietary Rights, personal property and financial condition. Until the Closing, New Era shall cause its accountants to cooperate with Interlink and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to New Era in the possession, custody or control of such accountants.

     6.5  Regulatory Approvals.  Prior to the Closing, New Era will execute and
          --------------------
file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required, or that Interlink may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. New Era will use reasonable commercial efforts to obtain all such authorizations, approvals and consents.

     6.6  Satisfaction of Conditions Precedent.  New Era will use reasonable
          ------------------------------------
commercial efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 11.1 and 11.3, to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     6.7  Other Negotiations.  Between the date hereof and January 10, 1996,
          ------------------
and, if Interlink acquires a majority of the voting securities of New Era, from January 10, 1996 to March 31, 1996 (or the earlier termination of this Agreement pursuant to Section 12), New Era will not, directly or indirectly, through any officer, director, employee, agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Interlink) regarding any acquisition of the capital stock of New Era, any merger or consolidation with or involving New Era, or any acquisition of any material portion of the assets of New Era, outside of the ordinary course of business (any such transaction being referred to herein as an "Acquisition Proposal").
If an Acquisition Proposal is received by, or such information is requested from, New Era, New Era shall promptly notify Interlink of such fact.

     6.8  Publicity.  New Era shall not issue any press release or other public
          ---------
announcement or communication regarding the transactions contemplated by this Agreement without the prior written consent of Interlink.

     6.9  Employee Confidentiality and Proprietary Rights Agreements.  New Era
          ----------------------------------------------------------
will use reasonable commercial efforts to induce each of the New Era employees to sign and deliver on or before the Closing an employee confidentiality and proprietary rights agreement in substantially the same form as those signed by other Interlink employees.

     6.10 New Era Key Employees.  In addition to the New Era senior managers,
          ---------------------
who will each sign the Employment Agreement, New Era, prior to the closing, will use reasonable commercial efforts to assure the retention of the Company's key employees.

     6.11 Distribution of Certain Assets.  New Era will, prior to the Closing
          ------------------------------
Date, distribute to its Shareholders, to its Securityholders, to a company owned by them, or to an entity established for their benefit (i) the long-term account receivable owed to New Era by New Era Software, Inc. (ii) the associated account payable of CDN$161,375 (as of August 31, 1995), and (iii) the shares of New Era Software, Inc. currently held by New Era. New Era covenants and agrees that any such distributions will have no net adverse financial effect on New Era, such as requiring New Era to pay any additional money or incur any additional taxes, for which New Era would be obligated post-Closing.

     6.12 Redemption of Class A Preferred.  New Era will, prior to the Closing
          -------------------------------
redeem all outstanding Class A Preferred Shares on the terms described in
Section 6.2(j) of this Agreement.

     6.13 Purchase of Class B Preferred.  New Era will, prior to the Closing
          -----------------------------
offer to the holders of New Era's Class B Preferred Stock to purchase their shares of Class B Preferred Stock for an aggregate consideration of $346,500.


                                   SECTION 7

                    COVENANTS OF THE PRINCIPAL SHAREHOLDERS
                    ---------------------------------------

     Each of the Principal Shareholders covenants and agrees with Interlink as follows:

     7.1  Advice of Changes.  Such Principal Shareholder shall promptly notify
          -----------------
Interlink in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such Principal Shareholder contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect.

     7.2  Regulatory Approvals.  Prior to the Closing, such Principal
          --------------------
Shareholder will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required, or that Interlink may reasonably request, in connection with the consummation of the transactions contemplated hereby. Such Principal Shareholder will use such Principal Shareholder's commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     7.3  Satisfaction of Conditions Precedent.  Such Principal Shareholder will
          ------------------------------------
use such Principal Shareholder's commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 11.1 and 11.3, and will use such Principal Shareholder's reasonable commercial efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     7.4  Disposition of Securities; Solicitation; Voting; Etc.  Except as
          ----------------------------------------------------
provided in the lock-up letter of even date herewith, from and after the date hereof, and unless this Agreement is terminated in accordance with Section 12 hereof, such Principal Shareholder shall:

          (a) not transfer, sell or assign to any person or entity, or agree in any manner to transfer, sell or assign to any person or entity, or pledge, encumber, deposit in a voting trust or grant a proxy with respect to any New Era Common Shares currently or hereafter owned or controlled by such Principal Shareholder without the prior written consent of Interlink;

          (b) not solicit or enter into any agreement or arrangement with any person or entity with respect to any transfer, sale or assignment of any New Era Common Shares, except transfers, sales or assignments specifically contemplated by this Agreement; and

          (c) vote the New Era Common Shares currently or hereafter owned or controlled by such Principal Shareholder against any merger amalgamation, or similar transaction, (other than the transactions contemplated under this Agreement), or any consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company in any case, at every meeting of shareholders of New Era called therefor and at every adjournment or postponement thereof (or in connection with any written consent in lieu of a meeting relating to any such transaction).

The parties recognize and acknowledge that a breach by a Principal Shareholder of this Section 7.4 will cause irreparable and material loss and damage to Interlink and Sub, the amount of which is not readily determinable and that, accordingly, each party agrees that, in addition to the reimbursement of all expenses incurred by Interlink in connection with the preparation for and consummation of the transactions contemplated hereby and the perfection of their rights hereunder (including, without limitation, attorneys' and accountants' fees and disbursements), the issuance of an injunction, an order requiring specific performance or other equitable remedy shall be an appropriate remedy for any such breach.

     7.5  Other Negotiations.  Between the date hereof and the Closing Date (or
          ------------------
the earlier termination of this Agreement pursuant to Section 12 hereof), such Principal Shareholder will not, directly or indirectly, through any agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Interlink) regarding any Acquisition Proposal. If an Acquisition Proposal is received by, or such information is requested from, such Principal Shareholder, such Principal Shareholder shall promptly notify Interlink of such fact.


                                   SECTION 8

                             COVENANTS OF INTERLINK
                             ----------------------

     8.1  Advice of Changes.  Interlink will promptly notify New Era in writing
          -----------------
of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Interlink or Sub contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect.

     8.2  Regulatory Approvals.  Prior to the Closing, Interlink will execute
          --------------------
and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. Interlink will use commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     8.3  Satisfaction of Conditions Precedent.  Interlink will use commercially
          ------------------------------------
reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 11.1 and 11.2, and Interlink will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     8.4  Board Representation.  Immediately upon the Closing and until December
          --------------------
31, 1997, the former New Era Shareholders shall be entitled to one director position on the board of directors of Interlink, subject to approval by the Chairman of the board of directors of Interlink, which approval shall not be unreasonably withheld. Interlink agrees that in order to provide for such director position, it shall (i) prior to Closing amend its by-laws to add one additional seat to its board of directors, (ii) fill the vacancy created by such addition with D. Benedict Dulley (or such other individual as a majority-in-interest of the former shareholders of New Era shall inform Interlink of in writing) an individual selected by New Era's Board of Directors prior to the Closing and approved by Interlink's Chairman, and (iii) continue to nominate or appoint such individual (or such other individual as a majority-in-interest of the former shareholders of New Era shall inform Interlink of in writing) to the additional seat so created, for election at any shareholders meeting to be held for such purpose on or before December 31, 1997.


                                   SECTION 9

                                MUTUAL COVENANTS
                                ----------------

     9.1  Confidentiality.  The parties acknowledge that the Confidentiality
          ---------------
Agreement is binding upon the parties thereto and in full force and effect, except to the extent that the provisions of Sections 6.8 and 7.5 hereof supersede provisions to similar effect contained in the Confidentiality Agreement. The terms of the Confidentiality Agreement (exclusive of such superseded provisions) are incorporated in this Agreement by this reference.

     9.2  Acquisition Entity.  Subject to the consent of New Era, which consent
          ------------------
shall not be unreasonably withheld, Interlink may have an Alberta subsidiary effect the transactions contemplated by this Agreement provided the other parties to this Agreement and the Securityholders tendering their securities pursuant to the Offer to Purchase are not prejudiced in any material respect by such a manner of effecting the transactions contemplated hereby; provided any obligations of such subsidiary shall be guaranteed in full by Interlink. If the transactions are effected through an Alberta subsidiary of Interlink this document shall be deemed amended to refer to such subsidiary rather than Interlink where the context so requires.


                                   SECTION 10

                                  THE CLOSING
                                  -----------

     10.1 Time and Place.  Subject to termination of this Agreement as provided
          --------------
in Section 12 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Macleod Dixon, 3700 Canterra Tower, 400 Third Avenue S.W., Calgary, Alberta T2P 4H2, at 1:00 p.m. on Friday, December 29, 1995, or at such other place, time and date as Interlink and New Era may mutually select (the "Closing Date").

     10.2 Delivery of Instruments.  At the Closing, each party shall deliver to
          -----------------------
the others all documents, certificates, schedules, agreements and other instruments required by this Agreement to be delivered at such time, such delivery to be deemed effective on the Closing Date.

     10.3 Manner of Closing and Payment to Tendering Securityholders.  At the
          -----------------------------------------------------------
Closing, Interlink will deposit into an Interlink account with the Depository funds sufficient to pay the Initial Payment Note as to the Securityholders who have properly accepted the Offer to Purchase and tendered their share certificates, option documents, and other required documents to the Depository. In addition, Interlink will deliver to the Depository the appropriate Warrants and Deferred Payment Notes for the Securityholders who have accepted the Offer to Purchase and tendered their share certificates, option documents, and other required documents to the Depository. On January 4, 1996, the Depository shall pay the amount owing on the Initial Payment Note from an Interlink account established by Interlink with the Depository under Interlink's name to the Depository account established for the benefit of the Securityholders who have accepted the Offer to Purchase. The Depository will then distribute such payments, the Warrants and the Deferred Payment Notes to the Securityholders who have accepted Interlink's Offer to Purchase and tendered their share certificates, option documents, and other required documents to the Depository. In addition, Interlink will deliver the Note and Warrant referred to in Section 2 to Concord Corporation.


                                   SECTION 11

                           CONDITIONS TO THE CLOSING
                           -------------------------

     11.1 Conditions to Each Party's Obligations.  The respective obligations
          --------------------------------------
of each party to effect the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the acceptance of the tendered certificates, the consummation of the transactions contemplated by the Offer, or the consummation of the transactions contemplated by this Agreement.

          (b) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against any of the transactions contemplated by this Agreement, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either New Era or Interlink (relying on the advice of their respective legal counsel), such regulatory body or private party has the probability of prevailing and such relief would have a material adverse affect upon such party.

          (c) Any and all consents from third parties to New Era's contracts and other instruments required to allow the consummation of the transactions contemplated by this Agreement shall have been obtained by New Era.

          (d) All authorizations, consents, permits and approvals of all federal, provincial, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

          (e) The Employment Agreements in a form acceptable to Interlink shall have been executed and delivered by Interlink, New Era, and the following five senior managers of New Era: D. Benedict Dulley, John D. Eddy, Peter Gailer, James Godsell, and Allen Saurette.

          (f) The New Era Common Shares and Options tendered by the New Era Securityholders at the Closing Date shall represent ninety-eight percent (98%) of the outstanding voting shares (including 100% of the Series B Preferred Stock) and one hundred percent of all options exercisable for or other rights exercisable for or convertible into New Era Class A Common Shares, so that New Era will, after such transaction, become a wholly-owned subsidiary of Interlink.

     11.2 Conditions to Obligations of New Era and the Principal Shareholders.
          -------------------------------------------------------------------
The obligations of New Era and the Principal Shareholders to effect the transactions to be performed by them at the Closing are, at the option of New Era, subject to the satisfaction at or prior to the Closing of the following additional conditions:

          (a) All of the representations and warranties of Interlink set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement, and Interlink shall have delivered to New Era certificates to such effect dated the Closing Date and signed by corporate officers of Interlink.

          (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Interlink at or prior to the Closing shall have been duly complied with and performed in all material respects, and Interlink shall have delivered to New Era certificates to such effect dated the Closing Date and signed by corporate officers of Interlink.

          (c) All senior managers of New Era listed in Section 11.1(e) shall have been offered two-year Employment Agreements with Interlink and New Era.

          (d) There shall not have come to New Era's attention, as a result of the completion of its review of Interlink and its business, financial and legal affairs, any materially adverse information not disclosed herein or in the Interlink Disclosure Schedule.

          (e) There shall have been no material adverse change in Interlink from June 30, 1995, through the Closing Date, other than changes disclosed in the Interlink Disclosure Schedule.

          (f) New Era and New Era's Board of Directors shall have received from Wilson Sonsini Goodrich & Rosati, counsel to Interlink, an opinion dated the Closing Date in the form and substance satisfactory to New Era.

     11.3 Conditions to Obligations of Interlink.  The obligation of Interlink
          --------------------------------------
to effect the transactions to be performed by it at the Closing are, at the option of Interlink, subject to the satisfaction at or prior to the Closing of the following additional conditions:

          (a) All the representations and warranties of New Era and the Principal Shareholders set forth in Sections 3 and 4 shall be true in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement, and New Era and the Principal Shareholders shall have delivered to Interlink certificates to such effect dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of New Era and the Principal Shareholders, respectively.

          (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by New Era and the Principal Shareholders at or prior to the Closing Date shall have been duly complied with and performed in all material respects, and New Era and the Principal Shareholders shall have delivered to Interlink certificates to such effect dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of New Era and the Principal Shareholders, respectively.

          (c) Imperial Bank shall have provided to Interlink a credit facility as contemplated under the terms of the commitment letter from Imperial Bank to Interlink dated December 8, 1995 disclosed to New Era prior to the execution of this Agreement, which credit facility Interlink agrees it will use its commercially reasonable efforts to obtain.

          (d) Interlink shall have received from Macleod Dixon, counsel for New Era and the Principal Shareholders, an opinion dated the Closing Date in the form and substance satisfactory to Interlink.

          (e) There shall not have come to Interlink's attention, as a result of the completion of its review of New Era and its business, financial and legal affairs, any materially adverse information not disclosed herein or in the New Era Disclosure Schedule.

          (f) There shall have been no material adverse change in New Era from August 31, 1995, through the Closing Date, other than changes disclosed in the New Era Disclosure Schedule.

          (g) Each current employee, consultant and independent contractor of New Era shall have transferred to New Era any and all right, title or interest such person may have in any Proprietary Rights used in, relating to or a part of the New Era Products, free and clear of all Encumbrances or other obligations, including, without limitation, any obligation to pay royalties or similar fees with respect thereto and shall have executed and delivered to New Era such additional documents as may be required, in Interlink's judgment, to effect the intent of this clause (g).

          (h) Interlink shall have received written approval from Western Economic Diversification that the loan from such entity will continue in New Era without change in its terms or the payment conditions subject only to amendments to effect the continuation of the loan after the closing of the transactions contemplated by this Agreement.

          (i) All persons serving as directors or officers of New Era shall have resigned all such positions effective as of the Closing.


                                   SECTION 12

                            TERMINATION OF AGREEMENT
                            ------------------------

     12.1 Termination by Interlink.  This Agreement may be terminated, and the
          ------------------------
transactions contemplated hereby abandoned, at any time before the Closing by action of the Board of Directors of Interlink upon written notice to New Era, specifying the basis for such termination, if (i) the employment with New Era of any of the New Era key employees shall terminate prior to the Closing for any reason, with or without cause, (ii) if New Era or any Principal Shareholder shall have breached in any material respect any of their respective covenants or agreements contained in this Agreement, or (iii) any representation or warranty of New Era or any Principal Shareholder contained in this Agreement shall have been materially inaccurate.

     12.2 Termination by New Era.  This Agreement may be terminated, and the
          ----------------------
transactions contemplated hereby abandoned, at any time before the Closing by action of the Board of Directors of New Era upon written notice to Interlink, specifying the basis for such termination, if (i) Interlink shall have breached in any material respect any of its covenants or agreements contained in this Agreement, or (ii) any representation or warranty of Interlink contained in this Agreement shall have been materially inaccurate.

     12.3 Termination by Mutual Consent.  This Agreement may be terminated at
          -----------------------------
any time before the Closing by the mutual written consent of Interlink and New Era approved by their respective Boards of Directors.

     12.4 Termination by Expiration of Term.  This Agreement will terminate if
          ---------------------------------
the Closing has not occurred on or before January 10, 1996.

     12.5 Effect of Termination.  Upon any permitted termination of this
          ---------------------
Agreement pursuant to the provisions of this Section 12, all parties shall be relieved of all further obligations under this Agreement, except for (i) the provisions of Section 14.6 regarding the payment of expenses, and (ii) the continuing obligations of the parties under the Confidentiality Agreement.


                                   SECTION 13

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

     13.1 Survival of Representations and Warranties and Covenants.  If
          --------------------------------------------------------
the Closing occurs, all of the representations and warranties made by New Era, the Principal Shareholders, and Interlink contained in this Agreement shall survive the Closing Date until one year from the Closing Date.

     13.2 Indemnification by New Era; Limitation of Liability.
          ---------------------------------------------------

          (a) Subject to the provisions and limitations herein contained, New Era and the Securityholders who accept the consideration set forth in this Agreement shall indemnify, defend and hold harmless Interlink, its officers, directors, employees and attorneys, all current and future parents, subsidiaries and Affiliates of Interlink, and their respective officers, directors, employees and attorneys (all such persons and entities being collectively referred to as the "Interlink Group") from and against any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Interlink Group may sustain or incur which are occasioned by, caused by or arise out of: (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by New Era or a Principal Shareholder in this Agreement; or (ii) any inaccuracy or misrepresentation in the New Era Disclosure
Schedule in any certificate delivered by New Era or a Principal Shareholder pursuant to this Agreement.

          (b) The liability of New Era and its Securityholders under Section 13 shall be limited as follows: (i) claims shall be limited in the aggregate to CDN$7,000,000; (ii) with respect to working capital and shareholders equity, Interlink will conduct a post-closing audit immediately following the Closing, and if the working capital and shareholders equity accounts together in the post-closing audit deviate more than CDN$100,000 from the working capital and shareholders equity accounts together on the New Era Unaudited Financials, then Interlink shall be able to offset the entire amount of such deviation against the amount owing on the Deferred Payment Notes; and, (iii) all claims based upon breaches of representations, warranties, or covenants discovered prior to one year after the Closing, and Interlink may offset such claims against the two CDN$3,500,000 payments owing on the Deferred Payment Notes. Offsets against the Deferred Payment Notes shall be made only against the CDN $7,000,000 of such notes which are subject to contingency, and then first against amounts due on January 31, 1998. The parties agree that, should claims by pending under this
Section 13 at the time any payment under the Deferred Payment Notes is due, such payment shall be delayed to the extent of the amount of the claim only until such time as that claim or claims is resolved. As provided in Section 13.5 hereof, offset against the Deferred Payment Notes shall be Interlink's sole remedy under this Section 13.

Notwithstanding the foregoing, nothing in this Section 13 shall limit, in any manner, any remedy at law or in equity to which Interlink shall be entitled against New Era or any Principal Shareholder as a result of wilful fraud or intentional misrepresentation by New Era, such Principal Shareholder or any of their representatives or agents.

     13.3 Claims for Indemnification.  The party seeking indemnification (the
          --------------------------
"Indemnified Party") shall give each party from whom indemnification is sought under this Section 13 (each an "Indemnifying Party") a written notice ("Notice of Claim") within 60 days following the discovery of any loss, liability, claim or expense in respect of which the right to indemnification may be claimed, but not later than 60 days after the first anniversary of the Closing Date; provided, however, that the failure to give such notice within such 60-day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period or relieve an Indemnifying Party from any liability hereunder unless, and only to the extent that, an Indemnifying Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief that there is a valid basis for such a claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to each Indemnifying Party, regardless of whether a loss has arisen from such claim. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

     13.4 Defense.  In the event that a claim for indemnification hereunder is
          -------
based upon a claim by a third party asserted against the Indemnified Party, the Indemnifying Party or Parties shall be entitled to control the defense thereof and to settle any such action on such terms as it or they shall see fit so long as (i) the Indemnified Party shall be released from any liability by reason of such settlement, and (ii) such settlement does not restrict the business of New Era or of Interlink; provided, however, that the Indemnified Party shall have the right to approve counsel retained with respect to such defense (which consent shall not unreasonably be withheld) and the right to participate in the defense of such action at its own expense. The Indemnifying Party or Parties shall receive full cooperation and access to all relevant and non-privileged records of the Indemnified Party or Parties entitled to indemnification.

     13.5 Manner of Indemnification.  All indemnification by New Era under this
          -------------------------
Section 13 shall be made exclusively by means of a claim against, the withholding of, and the payment to Interlink of, an appropriate amount which otherwise would have been paid to pay the principal or interest on the Deferred Payment Notes.


                                   SECTION 14

                                 MISCELLANEOUS
                                 -------------

     14.1 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the state of California, as such laws are applied to agreements entered into and to be performed entirely within California by California residents.

     14.2 Assignment; Binding upon Successors and Assigns.  None of the parties
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

     14.3 Severability.  If any provision of this Agreement, or the application
          ------------
thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

     14.4 Entire Agreement.  This Agreement, the exhibits hereto, the documents
          ----------------
referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including, without limitation, the letter agreement dated December 1, 1995, as amended, between Interlink and New Era, which is terminated and of no further force or effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     14.5 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

     14.6 Expenses.  Except as otherwise provided herein, the parties shall each
          --------
pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated.

     14.7 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     14.8 Amendment and Waivers.  Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     14.9 Waiver.  Any party hereto may, by written notice to the others: (i)
          ------
waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others, (ii) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the others contained in this Agreement, or (iv) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

     14.10 Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     14.11 Jurisdiction of Disputes.  The parties hereto agree that all disputes
           ------------------------
arising from this Agreement shall be adjudicated in the provincial courts of the province of Alberta, Canada.

     14.12 Notices.  All notices and other communications hereunder will be in
           -------
writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier, or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:

     New Era:                          New Era Systems Services Inc.
                                       Esso Plaza East Tower
                                       425 First Street, S.W.
                                       Suite 710
                                       Calgary, Alberta T2P 3L8
                                       Facsimile:  (403) 266-6767
                                       Telephone:  (403) 231-9800
                                       Attention:  Ben Dulley, President

     with a copy (which will not       Macleod Dixon
     constitute notice) to:            400 Third Avenue S.W.
                                       Suite 3700
                                       Calgary, Alberta
                                       Canada T2P 4H2
                                       Facsimile:  (403) 264-5973
                                       Telephone:  (403) 267-8222
                                       Attention:  John Ramsay, Esq.

     The Principal Shareholders:       To the addresses set forth under their
                                       respective signatures.

     Interlink or Sub:                 Interlink Computer Sciences, Inc.
                                       47370 Fremont Boulevard
                                       Fremont, CA 94538
                                       Facsimile:  (510) 659-6381
                                       Telephone:  (510) 659-9800
                                       Attention:  Charles Jepson, President
                                                     and CEO

     with a copy (which will not       Wilson Sonsini Goodrich & Rosati
     constitute notice) to:            650 Page Mill Road
                                       Palo Alto, California 94301
                                       Facsimile:  (415) 496-6811
                                       Telephone:  (415) 493-9300
                                       Attention:  Thomas C. DeFilipps, Esq.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section 14.12.

    14.13 Construction and Interpretation of Agreement.
          --------------------------------------------

          (a) This Agreement has been negotiated by the parties and their respective attorneys, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

          (b) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts, event, change or effect, as the case may be, that is material to the current or expected condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such entity.

          (c) As used in this Agreement, the term "New Era's knowledge" means the actual knowledge of any of the New Era officers after due inquiry of those New Era employees, consultants, agents and advisors who might reasonably be expected to have information relating to the subject matter of the particular representation.

    14.14 No Joint Venture.  Nothing contained in this Agreement shall be deemed
          ----------------
or construed as creating a joint venture or partnership between or among any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 14.14.

    14.15 Further Assurances.  Each party agrees to cooperate fully with the
          ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

    14.16 Absence of Third Party Beneficiary Rights.  No provisions of this
          -----------------------------------------
Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Business Acquisition, on December 13, 1995.

                                    INTERLINK COMPUTER SCIENCES, INC.


                                    By:
                                        -------------------------------------
                                    Title:
                                          -----------------------------------


                                    NEW ERA SYSTEMS SERVICES LTD.


                                    By:
                                        -------------------------------------
                                    Title:
                                          -----------------------------------


                                    PRINCIPAL SHAREHOLDERS:



                                    ------------------------------------------
                                    D. Benedict Dulley
                                    Address: Suite 106, 1124 14th Avenue S.W.
                                             Calgary, Alberta
                                             T2R 0P2 CANADA



                                    ------------------------------------------
                                    John D. Eddy
                                    Address: 335 Mount Victoria Place S.E.
                                             Calgary, Alberta
                                             T2Z 1S1 CANADA

              FIRST AMENDMENT TO AGREEMENT AND PLAN OF ACQUISITION


     The Agreement and Plan of Acquisition dated December 13, 1995, by and among the undersigned parties (the "Agreement") is hereby amended pursuant to Section
14.8 of the Agreement, as follows:

     1.   Section 2.3(a) of the Agreement is amended to read in full as follows:

          "(a) The Initial Payment Note.   Interlink will issue a promissory
               ------------------------
     note due January 4, 1996 in the form attached to this Agreement as Exhibit B (the "Initial Payment Note"). The Initial Payment Note will be a single note for the benefit of all tendering Shareholders and Optionholders which such holders shall own beneficially in the following proportions (subject to Section 6.11 hereof):

               (i)  New Era Common.  The tendering holders of New Era Common
                    --------------
                    shall be entitled to receive out of the Initial Payment Note an amount equal to the Gross Initial Payment (as defined below) divided by the total number of shares of New Era Common and Class A Common Shares issuable upon exercise of New Era Options, and multiplied by the number of shares of New Era Common held by such holder.

               (ii) New Era Options.  The tendering holders of New Era Options
                    ---------------
                    shall be entitled to receive out of the Initial Payment Note an amount equal to: (A) the Gross Initial Payment (as defined below) divided by the total number of New Era Common and Class A Common Shares issuable upon exercise of New Era Options, minus (B) $15.00, then multiplied by (C) the number of Class A Common Shares of New Era issuable upon exercise of such New Era Option.

          The principal amount of the Initial Payment Note shall equal the sum total of all the beneficial interests, set forth in Sections 2.3(a)(i) and 2.3(a)(ii) above, of the tendering holders of New Era Common and New Era Options.

          The Depository will be instructed to make payment to the tendering Shareholders and Optionholders on January 4, 1996 of the amounts due under the Initial Payment Note from amounts deposited by Interlink with the Depository at Closing, provided, however, that the Depository will be instructed to pay to New Era out of each Shareholder payment any amounts of principal and accrued interest on any obligations to New Era incurred for the purchase of such shares outstanding at Closing.

          The "Gross Initial Payment" shall equal CDN $15,000,000, minus $384,000 to be paid at the Closing by Interlink to Concord Corporation as part of the Fees, minus an aggregate of $150,000 for the estimated fees of the Depository, Ernst & Young as accountants for New Era, and Macleod Dixon as counsel to New Era, which will be paid when due by Interlink, minus the amount paid by New Era prior to the Closing in redemption of 50,000 shares of New Era Class A Preferred Stock outstanding as of the date of this Agreement (the remaining 20,000 shares of New Era Class A Preferred Stock are also to be redeemed prior to Closing in exchange for an outstanding note payable to New Era), minus the amount paid by Interlink at or prior to the Closing to purchase 30,000 shares of New Era Class B Preferred Stock outstanding as of the date of this Agreement, and plus the aggregate exercise price of all New Era Options outstanding as of the Closing."

     2. Section 6.11 of the Agreement is amended to add the following sentence at the end of such Section:

     "In the event that New Era sells these assets prior to the Closing Date, but the proceeds of such sale are not distributed to the Shareholders and Securityholders by the Closing Date, Interlink will adjust the principal amount of the Initial Payment Note by the net value of the proceeds from the sale of these assets as agreed in writing by Interlink and New Era prior to closing, and the price per Class A Common Share and the price per New Era Option paid under the Initial Payment Note will be adjusted accordingly."

     3.   Section 6.13 of the Agreement is amended to read in full as follows:

          "Purchase of Class B Preferred.  Interlink will, prior to the Closing,
           -----------------------------
     offer to purchase all 30,000 outstanding shares of New Era Class B Preferred Stock for an aggregate consideration of $346,500."

     4. Section 11.3(h) of the Agreement shall be deleted and Section 11.3(i) shall be redesignated as Section 11.3(h).

     5.   The following new Section 3.27 shall be added to Section 3:

     "3.27  Western Economic Diversification Consent.  To the extent that, as of
            ----------------------------------------
     the Closing Date, New Era shall not have obtained written approval from Western Economic Diversification that the loan from such entity will continue in New Era without change in its terms or payment conditions, New Era represents and warrants that the lack of such consent will not have an adverse effect on the post-closing financial condition of New Era. An adverse effect on financial condition shall include but not be limited to the amounts paid to replace such loan on similar economic terms should payment of the loan be accelerated for failure to obtain such consent."

     This amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one in the same instrument.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Agreement and Plan of Acquisition on December 29, 1995.

                                       INTERLINK COMPUTER SCIENCES, INC.


                                       By:    /s/
                                              --------------------------------

                                       Title:
                                              --------------------------------


                                       NEW ERA SYSTEMS SERVICES LTD.


                                       By:    /s/
                                              --------------------------------

                                       Title:
                                              --------------------------------


                                       PRINCIPAL SHAREHOLDERS:


                                       /s/
                                       ---------------------------------------
                                       D. BENEDICT DULLEY

                                       /s/
                                       ---------------------------------------
                                       JOHN D. EDDY

                                      -3-